Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 22, 2016, relating to the financial statements and financial highlights of the MassMutual Select Large Cap Value Fund and MassMutual Select Diversified Value Fund, each a series of MassMutual Select Funds, appearing in the Annual Report on Form N-CSR of MassMutual Select Funds for the year ended September 30, 2016 and to the references to us under the headings “Financial Highlights for MassMutual Select Large Cap Value Fund and MassMutual Select Diversified Value Fund,” “Representations and Warranties of the Trust on behalf of the Acquired Fund,” and “Representations and Warranties of the Trust, on behalf of the Acquiring Fund,” in the Prospectus/Information Statement and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 24, 2017